                                                                     EXHIBIT 1.2



                               PURCHASE AGREEMENT


                                     between


                              SOLECTRON CORPORATION

                                       and

                               MERRILL LYNCH & CO.





                                November 14, 2000

                                TABLE OF CONTENTS

SECTION 1.     Representations and Warranties................................................2
        (a)    Representations and Warranties by the Company.................................3
               (1)    Compliance with Registration Requirements..............................3
               (2)    Incorporated Documents.................................................3
               (3)    Independent Accountants................................................4
               (4)    Financial Statements...................................................4
               (5)    No Material Adverse Change in Business.................................4
               (6)    Good Standing of the Company...........................................4
               (7)    Good Standing of Subsidiaries..........................................5
               (8)    Capitalization.........................................................5
               (9)    Authorization of this Underwriting Agreement...........................5
               (10)   Authorization of the Securities........................................5
               (11)   Description of the Securities..........................................6
               (12)   [Reserved.]............................................................6
               (13)   [Reserved.]............................................................6
               (14)   Absence of Defaults and Conflicts......................................6
               (15)   Absence of Labor Dispute...............................................7
               (16)   Absence of Proceedings.................................................7
               (17)   Accuracy of Exhibits...................................................7
               (18)   Absence of Further Requirements........................................7
               (19)   Possession of Intellectual Property....................................7
               (20)   Possession of Licenses and Permits.....................................8
               (21)   Title to Property......................................................8
               (22)   Investment Company Act.................................................8
               (23)   Environmental Laws.....................................................9
               (24)   Florida Laws...........................................................9
        (b)    Officers' Certificates........................................................9
SECTION 2.     Sale and Delivery to the Underwriters; Closing................................9

        (a)    Initial Securities............................................................9
        (b)    Option Securities............................................................10
        (c)    Payment......................................................................10
        (d)    Denominations; Registration..................................................11
SECTION 3.     Covenants of the Company.....................................................11

        (a)    Compliance with Securities Regulations and Commission Requests...............11
        (b)    Filing of Amendments.........................................................11
        (c)    Delivery of Registration Statements..........................................12
        (d)    Delivery of Prospectuses.....................................................12
        (e)    Continued Compliance with Securities Laws....................................12
        (f)    Blue Sky Qualifications......................................................13
        (g)    Earnings Statement...........................................................13
        (h)    Reservation of Securities....................................................13
        (i)    Use of Proceeds..............................................................13
        (j)    Listing......................................................................13

        (k)    Restriction on Sale of Common Stock..........................................13
        (l)    Reporting Requirements.......................................................14
SECTION 4.     Payment of Expenses..........................................................14

        (a)    Expenses.....................................................................14
        (b)    Termination of Agreement.....................................................15
SECTION 5.     Conditions of the Underwriters' Obligations..................................15

        (a)    Effectiveness of Registration Statement......................................15
        (b)    Opinion of Counsel for Company...............................................15
        (c)    Opinion of Counsel for the Underwriters......................................16
        (d)    Officers' Certificate........................................................16
        (e)    Accountant's Comfort Letter..................................................16
        (f)    Bring-down Comfort Letter....................................................16
        (g)    Lock-up Agreements...........................................................17
        (h)    No Objection.................................................................17
        (i)    Amendment of Agreements......................................................17
        (j)    Approval of Listing..........................................................17
        (k)    Over-Allotment Option........................................................17
        (l)    Additional Documents.........................................................18
        (m)    Termination of Agreement.....................................................18
SECTION 6.     Indemnification..............................................................18

        (a)    Indemnification of the Underwriters..........................................18
        (b)    Indemnification of Company, Directors and Officers...........................19
        (c)    Actions against Parties; Notification........................................20
        (d)    Settlement without Consent if Failure to Reimburse...........................20
SECTION 7.     Contribution.................................................................21

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery...............22

SECTION 9.     Termination..................................................................22

        (a)    Termination of Agreement.....................................................22
        (b)    Liabilities..................................................................23
SECTION 10.    Default by One or More of the Underwriters...................................23

SECTION 11.    Notices......................................................................23

SECTION 12.    Parties......................................................................24

SECTION 13.    GOVERNING LAW AND TIME.......................................................24

SECTION 14.    Effect of Headings...........................................................24

                              SOLECTRON CORPORATION

                            (a Delaware corporation)

                        35,000,000 Shares of Common Stock

                          (Par Value $0.001 Per Share)

                               PURCHASE AGREEMENT



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

        Solectron Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 35,000,000 shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") and the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 5,250,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 35,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 5,250,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-34494) and pre-effective amendment no. 1 thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and/or paragraph (b) of Rule 424 ("Rule 424 (b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated November 1, 2000 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary Prospectus, as the case may be.

SECTION 1. REPRESENTATIONS AND WARRANTIES

        (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Time and as of the Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

               (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

               At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at the Date of Delivery, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

               Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at the Date of Delivery did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except to the extent that the interim audited financial statements are subject to normal year-end adjustments, lack of footnotes and other presentation items. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

               (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (c) except for dividends on the Company's preferred stock that may be outstanding from time to time, in amounts per share that are consistent with the applicable charter document or supplement thereto, respectively, no dividend or distribution of any kind has been declared, paid or made by the Company on any class of its capital stock.

               (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

               (7) Good Standing of Subsidiaries. Each Subsidiary of the
Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The Company does not have any "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) other than Solectron Texas, Inc., Solectron California Corporation and Solectron Technology Sdn. Bhd. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company (except for directors qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

               (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus section (except for subsequent issuances thereof pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

               (9) Authorization of this Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (10) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable.

               (11) Description of the Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (12) [Reserved.]

               (13) [Reserved.]

               (14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments except as disclosed in the Prospectus and except for other such conflicts, defaults or breaches that would not result in a Material Adverse Effect, or violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except where such violation would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Agreement, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (17) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (18) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement or for the performance by the Company of the transactions contemplated under the Prospectus or this Agreement, except such as have been already made, obtained or rendered, as applicable.

               (19) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, other than as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (20) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (21) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) as otherwise stated in the Registration Statement and the Prospectus or (b) for any of the foregoing, which, either singly or in the aggregate, would not result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim, which, either singly or in the aggregate, would not result in a Material Adverse Effect.

               (22) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (23) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (b) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

               (24) Florida Laws. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

        (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered the Representative or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,250,000 shares of Common Stock, at a price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time or two days after the date of the notice if after the Closing Time, unless otherwise agreed upon by the Underwriter and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo

Alto, California 94304, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 10:00 a.m. (California time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriter has exercised its option to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above-mentioned offices of Wilson Sonsini Goodrich & Rosati, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

               Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the account of the Underwriter of the Securities to be purchased by it.

        (d) Denominations; Registration. The certificates for the Securities, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by Merrill Lynch in the City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY

        The Company covenants with each Underwriter, as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Representative will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or the shares of Common Stock issuable upon conversion of Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

        (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

        (h) Reservation of Securities. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the shares of Common Stock issuable upon conversion of Securities.

        (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (j) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

        (k) Restriction on Sale of Common Stock. During a period of 90 days from the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, the Company's Liquid Yield Option (TM) Notes due 2020 (Zero Coupon - Senior) to be sold under the Purchase Agreement dated the date hereof between the Company and Merrill Lynch, the Company's LYONs due 2019, the Company's LYONs due 2020 and shares issued upon conversion of the foregoing LYONs, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus,
(D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan and (E) any shares of Common Stock issued pursuant to any acquisition consummated pursuant to an agreement executed by the Company prior to the Closing Time.

        (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. PAYMENT OF EXPENSES

        (a) Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Agreement among Underwriters, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred with respect to the listing of the Common Stock on the New York Stock Exchange, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

        (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriter for all of its accountable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

        The obligations of the several Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities and the Common Stock, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (b)(2), (b)(3), (b)(4) or (b)(5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

        (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, and Malaysian counsel for the Company reasonably acceptable to the Representative, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters shall reasonably request.

        (c) Opinion of Counsel for the Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to
Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g) Lock-up Agreements. On the date hereof, the Underwriter shall have received a lock-up agreement substantially in the form attached hereto as Exhibit A signed by the persons listed on Schedule C hereto.

        (h) No Objection. If the Registration Statement or an offering of the Securities is required to be filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (i) Amendment of Agreements. In the event of the closing of the concurrent LYONs offering, prior to Closing Time, either (i) each of the agreements listed on Schedule D shall have been amended (or consent thereunder obtained) to permit the offering of the LYONs without resulting in a default thereunder and at Closing Time shall be in form and substance satisfactory to the Representative and counsel for the Underwriters or, (ii) to the extent that any such agreement shall not be so amended (or consent thereunder obtained), sufficient funds shall be set aside by the Company, in the case of the agreement described in item 1 of Schedule D, to repay all indebtedness thereunder in a manner sufficient to eliminate such default, or, in the case of the agreements referred to in the other items in Schedule D, to purchase the property subject to such agreements in a manner sufficient to eliminate any such default. The Company hereby covenants that, to the extent that the Company takes action under clause (ii) of the preceding sentence, it will, as promptly as practicable, but in no event later than the later of thirty (30) days following the Closing Time and the earliest time it is permitted to do so under the applicable agreement, apply such funds to eliminate such default as described therein or otherwise take necessary action to cure or obtain a waiver of such default.

        (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (k) Over-Allotment Option. In the event that the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of the Date of Delivery, and, at the relevant Date of Delivery, the Representative shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, and Malaysian counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (3) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (4) A letter from KPMG LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to
Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

        (l) Additional Documents. At Closing Time and at the Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

        (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, with respect to the Underwriters' exercise of any over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Securities on such Date of Delivery) may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION

        (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof, if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. CONTRIBUTION

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover.

        The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. TERMINATION

        (a) Termination of Agreement. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

        (a) If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        (b) No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        (c) In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. NOTICES

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, Attn: Harold McMahon; and notices to the Company shall be directed to it at 777 Gibraltar Drive, Milpitas, California 95035, Attn: Susan Wang, Senior Vice President and Chief Financial Officer.

SECTION 12. PARTIES

        This Agreement shall inure to the benefit of and be binding upon the Company and Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME

        THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. EFFECT OF HEADINGS

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms and as of the date first set forth above.


                                             Very truly yours,

                                             SOLECTRON CORPORATION


                                             By: /s/ Susan Wang
                                                --------------------------------
                                             Name: Susan Wang
                                                  ------------------------------
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
                                                    and Secretary
                                                   -----------------------------


CONFIRMED AND ACCEPTED,

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
    & SMITH INCORPORATED
For itself and as Representative on behalf of the other Underwriters named in Schedule A hereto.


By: /s/ H.T. McMahon
   --------------------------------
Name: H.T. McMahon
     ------------------------------
Title: Managing Director
      -----------------------------

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

        Re: Proposed Public Offering by Solectron Corporation

Dear Sirs:

        The undersigned, a stockholder and/or an officer of Solectron Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as the representative for the several underwriters thereunder, proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of 35,000,000 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 45 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                             Very truly yours,


                                             Signature:
                                                        ------------------------

                                             Print Name:
                                                        ------------------------

                                    EXHIBIT B

                      FORM OF OPINIONS OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                 Opinion of Wilson, Sonsini, Goodrich & Rosati:

        (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, the Purchase Agreement.

        (iii) The Company is in good standing as a foreign corporation duly qualified to transact business in California and Georgia.

        (iv) The Company has the authorized capitalization as set forth in the Prospectus under the caption "Capitalization."

        (v) Each of Solectron Texas, Inc. and Solectron California Corporation ("U.S. Significant Subsidiaries") is duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is in good standing as a foreign corporation duly qualified to transact business in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each U.S. Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free of any adverse claim. None of the outstanding shares of capital stock of any U.S. Significant Subsidiary was issued in violation of any statutory preemptive or similar rights of any security holder of such U.S. Significant Subsidiary contained in such corporation's charter, by-law or any Reviewed Agreement.

        (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

        (vii) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial information derived from accounting records, included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of Commission thereunder.

        (viii) To our knowledge, except as disclosed in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the assets, properties or operations of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body which such counsel believes will have a Material Adverse Effect or materially or adversely affect the Company's ability to consummate transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder.

        (ix) The information in the Prospectus under the caption "Description of Capital Stock" and in the Registration Statement under Item 15, insofar as it purports to summarize the documents or laws referred to therein, fairly summarizes in all material respects the matter referred to therein.

        (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or California, or under the General Corporation Law of Delaware, Delaware court or governmental authority or agency is necessary or required by the Company in connection with the due authorization, execution or delivery by the Company of the Purchase Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, other than under the 1933 Act, which has already been made, obtained or rendered, as applicable, and other than as may be required under state or non-U.S. securities laws as to which no opinion need be rendered.

        (xi) The Registration Statement has been declared effective under the 1933 Act. The Additional Registration Statement was effective upon filing pursuant to Rule 462(b) promulgated under the 1933 Act. The required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time periods required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (xii) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information derived from accounting records, included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

        (xiii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (xiv) To our knowledge, the execution, delivery and performance by the Company of its obligations under the Purchase Agreement and the consummation by the Company of the transactions contemplated by the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(14) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any Reviewed Agreement (except as set forth in the Prospectus, except for such other conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, and except, to the extent that the condition set forth in Section 5(i) of the Purchase Agreement is satisfied under clause (ii) of the first sentence thereof with respect to any agreement described in Schedule D to the Purchase Agreement, for the default under such agreement resulting from the concurrent offering of LYONs), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable U.S. federal or California law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S. federal or California government, government instrumentality or court having jurisdiction over the Company or any of their respective properties, assets or operations. For purposes of this opinion, "Reviewed Agreements" are the agreements specified on an exhibit to such counsel's opinion.

        (xv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

        (xvi) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

        (xvii) The issuance and sale of the Securities by the Company is not subject to any statutory preemptive or other similar rights of any security holder of the Company contained in the Company's charter, by-laws or any Reviewed Agreement.

        (xviii) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be filed or incorporated by reference as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        Such counsel shall also have furnished to you a written statement (included in such written opinion or in a separate letter) to the effect that, although such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Time, except as set forth in paragraph (ix) above, such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and Prospectus and any such further amendments or supplements and such counsel has reviewed and discussed the contents of the Registration Statement and the Prospectus and any such further amendments and supplements with representatives of the Company, its auditors, you and your counsel, and on the basis of the information that such counsel gained in the course of this review and discussion, but without independent check or verification, no facts have come to such counsel's attention that caused it to believe that, as of its effective date, the Registration Statement (including any Rule 462(b) Registration Statement) or any further amendment thereto made by the Company prior to such Closing Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date or such Closing Time, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need not express any opinion to make any statement as to the financial statements and related schedules or other financial data derived from accounting records included in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

        Such counsel's opinions with respect to any documents being valid, binding or enforceable according to its terms may be qualified as to:

        (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally;

        (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

        (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitations or rights of acceleration, regardless of whether such validity and binding effect are considered in a proceeding in equity or at law.

        In rendering such opinion, such counsel may rely as to matters of fact on documents, certificates, corporate records, opinions and instruments as such counsel has deemed necessary or appropriate for purposes of this opinion. In addition, such counsel may state their opinion is limited to matters governed by the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal law of the United States.

        With respect to matters other than the laws of the State of California, the General Corporation Law of the State of Delaware and the Federal law of the U.S., such counsel may omit such opinions, provided that such opinions are provided by other counsel reasonably acceptable to the Representative.

        Opinion of Malaysian counsel:

        (i) Solectron Technology Sdn. Bhd. (the "Malaysian Subsidiary") has been duly incorporated under the Companies Act 1965 and is validly existing and in good standing, having complied with all the statutory requirements and has the powers to conduct its business as authorised under its Memorandum and Articles of Association. It is also qualified to carry on its business in every state of Malaysia.

        (ii) The Malaysian Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as described in its Memorandum and Articles of Association.

        (iii) All of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and, to the best of our knowledge and information, is owned directly by Solectron Corporation, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                   SCHEDULE A


                                                                      Number of
                                                                        Initial
    Name of Underwriter                                               Securities
    -------------------                                               ----------
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated .............................            11,725,000
Chase H&Q ................................................             7,262,500
Credit Suisse First Boston Corporation ...................             7,262,500
Banc of America Securities LLC ...........................             3,500,000
Salomon Smith Barney Inc. ................................             3,500,000
Thomas Weisel Partners LLC ...............................             1,750,000
                                                                      ----------


Total ....................................................            35,000,000
                                                                      ==========

                                   SCHEDULE B

                                 PURCHASE PRICE


                              SOLECTRON CORPORATION

                        35,000,000 Shares of Common Stock
                          (Par Value $0.001 Per Share)

               1. The public offering price per share for the Securities, determined as provided in Section 2, shall be $34.25.

               2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $33.27, being an amount equal to the initial public offering price set forth above less $0.98 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE C

                          PARTIES TO LOCK-UP AGREEMENT


David Kynaston

Ko Nishimura

Daniel Perez

Ajay Shah

Ken Tsai

Susan Wang

Saeed Zohouri

                                   SCHEDULE D

                            AGREEMENTS TO BE AMENDED

1. Credit Agreement, dated as of April 30, 1997, among the Company and the banks party thereto, as amended.

2. Amended and Restated Lease Agreement, dated as of July 1, 1998, among the Company, Solectron Washington, Inc. and BNP Leasing Corporation ("BNP") and Amended and Restated Guaranty, dated as of July 1, 1998, by the Company in favor of BNP, in each case as amended.

3. Lease Agreement, dated as of October 20, 1998, among the Company, Solectron Georgia Corporation and BNP, as amended.

4. Participation Agreement, dated as of June 4, 1999, among the Company, Solectron South Carolina Corporation, Solectron California Corporation, SMART Modular Technologies, Inc., First Security Bank, National Association, as trustee, the lenders party thereto from time to time, and First Union National Bank, as agent for such lenders, and certain agreements among such parties related thereto, in each case as amended.

5. Amended and Restated Lease Agreement, dated as of July 16, 1998, between BNP and Force Computers, Inc. and Amended and Restated Guaranty, dated as of July 16, 1998, by the Company in favor of BNP, in each case as amended.

6. Lease Agreement, dated as of September 6, 1994, between BNP and the Company, as amended.